UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

Vivid Seats Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington Street
Suite 900
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

(312) 291-9966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 17, 2023, Vivid Seats Inc., a Delaware corporation (the “Company”), and Hoya Intermediate, LLC (together with the Company, the “Company Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule III thereto, and a stockholder of the Company (the “Selling Stockholder”) relating to the offer and sale (the “Offering”) by the Selling Stockholder of 16,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”). The shares were sold at a public offering price of $8.00 per share and were purchased by the Underwriters from the Selling Stockholder at price of $7.68 per share. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 2,400,000 shares of Class A Common Stock from the Selling Stockholder on the same terms and conditions.

The Offering closed on May 22, 2023. All of the shares were sold by the Selling Stockholder. The Company did not receive any of the proceeds from the sale of the shares by the Selling Stockholder in the Offering.

The shares were sold pursuant to a Registration Statement on Form S-1 (Registration No. 333-260839) and a related prospectus and prospectus supplement, each of which was filed with the Securities and Exchange Commission.

Pursuant to the Underwriting Agreement, the Company Parties and the Selling Stockholder agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Underwriting Agreement also contains customary representations, warranties and agreements by the Company Parties and the Selling Stockholder and customary conditions to closing, obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 17, 2023, by and among Vivid Seats Inc., Hoya Intermediate, LLC, Hoya Topco, LLC and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule III thereto.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLC (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date: May 22, 2023

	By:	/s/ Lawrence Fey
	Name:	Lawrence Fey
	Title:	Chief Financial Officer